                                                                    Exhibit 99.1

Contacts:         Investors                       Media
                  Justin Cressall                 Mark Semer
                  Treasurer                       Kekst and Company
                  (441) 298-0753                  (212) 521-4802


                  PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
                      SECOND QUARTER 2003 FINANCIAL RESULTS

                                       AND

                 BOARD OF DIRECTORS DECLARES QUARTERLY DIVIDEND

                  NET INCOME PER DILUTED COMMON SHARE OF $0.57


HAMILTON, BERMUDA, AUGUST 12, 2003 - Platinum Underwriters Holdings, Ltd. (NYSE:
PTP) today reported second quarter net income of $26.6 million. Basic and diluted net income per common share for the quarter was $0.62 and $0.57, respectively.

Steven H. Newman, Chairman of the Board, commented: "Each of our segments contributed meaningfully to our underwriting results this quarter, particularly our finite risk segment. The overall performance of Platinum's diversified underwriting portfolio was excellent."

Gregory Morrison, recently appointed Chief Executive Officer, commented: "I am pleased to have joined Platinum at such an exciting time in its development. Results are excellent and prospects for the future are bright."

Second quarter net premiums written were $307.2 million, net premiums earned were $279.4 million and net investment income was $13.4 million. The GAAP combined ratio for the second quarter was 84.7%, reflecting losses and loss adjustment expenses of $156.8 million or 56.1% of net premiums earned, acquisition expenses of $60.4 million or 21.6% of net premiums earned and underwriting expenses of $19.6 million or 7.0% of net premiums earned.

Second quarter net premiums written for Platinum's property and marine, casualty and finite risk segments were $83.5 million, $132.3 million and $91.4 million, respectively. Combined ratios for these segments were 80.8%, 99.6% and 69.6%, respectively.

For the six months ended June 30, 2003, net income was $57.2 million. Basic and diluted net income per common share was $1.33 and $1.23, respectively.

For the six months ended June 30, 2003, net premiums written were $667.3 million, net premiums earned were $517.4 million and net investment income was $27.6 million. The GAAP combined ratio for the six months ended June 30, 2003 was 85.9%, reflecting losses and loss adjustment expenses of $295.6 million or 57.1% of net premiums earned, acquisition expenses of
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                                                                               2


$112.1 million or 21.7% of net premiums earned and underwriting expenses of $36.9 million or 7.1% of net premiums earned.

Net premiums written for Platinum's property, casualty and finite risk segments, for the six months ended June 30, 2003, were $201.3 million, $246.0 million and $220.1 million, respectively. Combined ratios for these segments were 78.1%, 99.7% and 78.6%, respectively.

Results for the second quarter and six months ended June 30, 2003 also reflect net realized capital gains of $0.5 million and $1.3 million, respectively, net foreign exchange losses of $4.7 million and $4.8 million, respectively and other income of $2.7 million and $3.9 million, respectively which represents fee income earned on contracts accounted for under the deposit method. Included in corporate expenses this quarter is a charge of approximately $9.5 million relating to the change in the Company's CEO. The effective tax rate for the second quarter and six months ended June 30, 2003 was 31.7% and 28.4%, respectively.

As of June 30, 2003, total assets were $2,257.1 million and include cash and fixed maturity investments of $1,621.4 million. Total assets increased by $612.2 million from $1,644.9 million as of December 31, 2002, including an increase in total cash and fixed maturity investments of $274.7 million from $1,346.7 million as of December 31, 2002. As of June 30, 2003, total shareholders' equity was $1,003.9 million. Shareholders' equity increased by $82.7 million from $921.2 million as of December 31, 2002. As of June 30, 2003, book value per share was $23.34, an increase of $1.92 from $21.42 as of December 31, 2002.

Updated Guidance

Based on six months of actual results, the current industry environment, the mix of business underwritten and in the absence of any unusual catastrophe activity, Platinum now estimates for 2003 that it will have net premiums written of approximately $1.2 billion. Platinum maintains its GAAP combined ratio range of 90% to 95%; however, based on the results to date, we expect the combined ratio to be in the low end of this range. Platinum expects its combined portfolio of cash and fixed maturity investments to be approximately $1.7 billion at year-end 2003. On this basis, Platinum projects that 2003 earnings will exceed $2.25 per diluted common share based on estimated diluted shares of 48,900,000.

Quarterly Dividend

Platinum also announced that its Board of Directors has declared a quarterly dividend of $0.08 per common share, payable September 30, 2003 to shareholders of record on September 2, 2003.

Financial Supplement

Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The financial supplement provides additional detail regarding Platinum's financial performance and that of its various business segments.

Teleconference

Platinum will host a teleconference to discuss its financial results on Wednesday, August 13, 2003 at 8:30 am Eastern time (ET). The call can be accessed by dialing 800-810-0924 (US
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                                                                               3


callers) or 913-981-4900 (international callers) or in a listen-only mode via the Investor Relations section of Platinum's website at www.platinumre.com. Those who intend to access the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and made available to those unable to participate from 11:30 am ET on Wednesday, August 13 until midnight ET on Wednesday, August 20. To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 582542. The teleconference will also be archived, for the same period of time, on the Investor Relations section of Platinum's website at www.platinumre.com.

About Platinum

Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of "A" (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum's website at www.platinumre.com.


Safe Harbor Statement Regarding Forward-Looking Statements

Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based upon the Company's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Company's future financial condition and results. The uncertainties and risks include, but are not limited to, those relating to implementing the Company's business strategy and successfully continuing the business acquired in connection with the Company's initial public offering; the adequacy of the Company's loss reserves; conducting operations in a competitive environment; conducting operations in foreign countries; dependence upon the availability of key executives and reinsurance brokers; general economic conditions, including the effects of market volatility or a prolonged U.S. or global economic downturn or recession; variations in political, economic or other factors such as currency exchange rates, inflation rates and recessionary or expansive trends; the cyclicality of the property and casualty reinsurance business; tax, legal or regulatory restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally, and changes therein; significant weather-related or other natural or human-made disasters, civil unrest or other external factors over which the Company has no control; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update or revise any of them in light of new information, future events or otherwise.

                                      # # #
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                                                                               4


PLATINUM UNDERWRITERS HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       Three             Six
                                                       Months           Months
                                                       Ended            Ended
                                                      June 30,        June 30,
                                                        2003             2003
                                                     -----------     -----------
                                                     (Unaudited)     (Unaudited)

REVENUES

Net premiums earned                                    $279,376         $517,446
Net investment income                                    13,431           27,634
Net realized capital gains                                  519            1,263
Other income                                              2,749            3,900
                                                       --------         --------
     Total revenues                                     296,075          550,243
                                                       --------         --------

EXPENSES

Losses and loss adjustment expenses                     156,801          295,605
Acquisition expenses                                     60,376          112,095
Other underwriting expenses                              19,646           36,860
Corporate expenses                                       13,349           16,304
Net foreign currency exchange losses                      4,736            4,812
Interest expense                                          2,238            4,706
                                                       --------         --------
     Total expenses                                     257,146          470,382
                                                       --------         --------

   Income before income tax expense                      38,929           79,861

Income tax expense                                       12,324           22,670
                                                       --------         --------
NET INCOME                                             $ 26,605         $ 57,191
                                                       ========         ========

BASIC
   Weighted average shares outstanding                   43,004           43,004
   Basic earnings per share                            $   0.62         $   1.33

DILUTED
   Weighted average shares outstanding                   48,871           48,932
   Diluted earnings per share                          $   0.57         $   1.23

COMPREHENSIVE INCOME
   Net income                                          $ 26,605         $ 57,191
   Other comprehensive income, net of tax                20,345           27,992
                                                       --------         --------
   Comprehensive income                                $ 46,950         $ 85,183
                                                       ========         ========
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                                                                               5


PLATINUM UNDERWRITERS HOLDINGS, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                         June 30,   December 31,
                                                           2003          2002
                                                       -----------   -----------
                                                       (Unaudited)   (Unaudited)

ASSETS
Investments and cash and cash equivalents               $1,621,430    $1,346,702
Receivables                                                476,018       168,507
Accrued investment income                                   13,286         9,993
Reinsurance balances (prepaid and recoverable)               9,638            --
Deferred acquisition costs                                  82,435        49,332
Other assets                                                54,297        70,353
                                                        ----------    ----------
     Total assets                                       $2,257,104    $1,644,887
                                                        ==========    ==========

LIABILITIES
Unpaid losses and loss adjustment expenses              $  533,310    $  281,659
Unearned premiums                                          351,759       191,016
Debt obligations                                           137,500       137,500
Commissions payable                                        154,831        37,562
Other liabilities                                           75,816        75,904
                                                        ----------    ----------
     Total liabilities                                   1,253,216       723,641

TOTAL SHAREHOLDERS' EQUITY                               1,003,888       921,246
                                                        ----------    ----------
     Total liabilities and shareholders' equity         $2,257,104    $1,644,887
                                                        ==========    ==========


                                                        ----------    ----------
BOOK VALUE PER SHARE                                    $    23.34    $    21.42
                                                        ==========    ==========
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                                                                               6


PLATINUM UNDERWRITERS HOLDINGS, LTD.
SEGMENT REPORTING
FOR THE THREE MONTHS ENDED JUNE 30, 2003
($ IN THOUSANDS)

                                                                            Three Months Ended
                                                  ---------------------------------------------------------------------
                                                    Global
                                                   Property             Global              Finite
                                                  and Marine           Casualty              Risk              Total
                                                  ----------          ----------          ---------          ----------
                                                                               (Unaudited)
SEGMENT UNDERWRITING RESULTS
Net premiums written                               $  83,487          $  132,320          $  91,436          $  307,243

Net premiums earned                                   94,006             105,951             79,419             279,376
                                                   ---------          ----------          ---------          ----------

Losses and loss adjustment expenses                   52,469              74,530             29,802             156,801
Acquisition expenses                                  13,186              26,449             20,741              60,376
Other underwriting expenses                           10,372               4,542              4,732              19,646
                                                   ---------          ----------          ---------          ----------
     Total underwriting expenses                      76,027             105,521             55,275             236,823
                                                   ---------          ----------          ---------          ----------
     Segment underwriting income                   $  17,979          $      430          $  24,144          $   42,553
                                                   =========          ==========          =========          ==========


GAAP UNDERWRITING RATIOS
   Loss and loss adjustment expense                     55.8%               70.3%              37.5%               56.1%
   Acquisition expense                                  14.0%               25.0%              26.1%               21.6%
   Other underwriting expense                           11.0%                4.3%               6.0%                7.0%
                                                   ---------          ----------          ---------          ----------
     Combined                                           80.8%               99.6%              69.6%               84.7%
                                                   ---------          ----------          ---------          ----------

STATUTORY UNDERWRITING RATIOS
   Loss and loss adjustment expense                     55.8%               70.3%              37.5%               56.1%
   Acquisition expense                                  15.5%               27.5%              24.7%               23.4%
   Other underwriting expense                           12.4%                3.4%               5.2%                6.4%
                                                   ---------          ----------          ---------          ----------
     Combined                                           83.7%              101.2%              67.4%               85.9%
                                                   ---------          ----------          ---------          ----------

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

The Statutory underwriting ratios are based on statutory accounting principles and are calculated as follows:

(1) Losses & loss adjustment expenses are divided by net premiums earned;

(2) Acquisition expenses are divided by net premiums written and exclude changes in deferred acquisition costs; and

(3) Other underwriting expenses are divided by net premiums written.

PLATINUM UNDERWRITERS HOLDINGS, LTD.
SEGMENT REPORTING
FOR THE SIX MONTHS ENDED JUNE 30, 2003
($ IN THOUSANDS)

                                                                                      Six Months Ended
                                                             ----------------------------------------------------------------------
                                                               Global
                                                              Property             Global              Finite
                                                             and Marine           Casualty              Risk                Total
                                                             ----------          ----------          ----------          ----------
                                                                                           (Unaudited)
SEGMENT UNDERWRITING RESULTS
Net premiums written                                         $  201,255          $  246,014          $  220,066          $  667,335

Net premiums earned                                             183,939             183,677             149,830             517,446
                                                             ----------          ----------          ----------          ----------

Losses and loss adjustment expenses                              94,055             128,437              73,113             295,605
Acquisition expenses                                             28,804              45,478              37,813             112,095
Other underwriting expenses                                      20,831               9,160               6,869              36,860
                                                             ----------          ----------          ----------          ----------
     Total underwriting expenses                                143,690             183,075             117,795             444,560

                                                             ----------          ----------          ----------          ----------
     Segment underwriting income                             $   40,249          $      602          $   32,035          $   72,886
                                                             ==========          ==========          ==========          ==========


GAAP UNDERWRITING RATIOS
   Loss and loss adjustment expense                                51.1%               69.9%               48.8%               57.1%
   Acquisition expense                                             15.7%               24.8%               25.2%               21.7%
   Other underwriting expense                                      11.3%                5.0%                4.6%                7.1%
                                                             ----------          ----------          ----------          ----------
     Combined                                                      78.1%               99.7%               78.6%               85.9%
                                                             ----------          ----------          ----------          ----------

STATUTORY UNDERWRITING RATIOS
   Loss and loss adjustment expense                                51.1%               69.9%               48.8%               57.1%
   Acquisition expense                                             15.4%               25.8%               22.9%               21.7%
   Other underwriting expense                                      10.4%                3.7%                3.1%                5.5%
                                                             ----------          ----------          ----------          ----------
     Combined                                                      76.9%               99.4%               74.8%               84.3%
                                                             ----------          ----------          ----------          ----------

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

The Statutory underwriting ratios are based on statutory accounting principles and are calculated as follows:

(1) Losses & loss adjustment expenses are divided by net premiums earned;

(2) Acquisition expenses are divided by net premiums written and exclude changes in deferred acquisition costs; and

(3) Other underwriting expenses are divided by net premiums written.